Exhibit 99.1
BioTime, Inc.	1301 Harbor Bay Parkway
Alameda, CA 94502
Tel: 510-521-3390
Fax: 510-521-3389
www.biotimeinc.com
www.embryome.com

BIOTIME, INC. APPOINTS PEDRO LICHTINGER
TO ITS BOARD OF DIRECTORS

ALAMEDA, CA, August 17, 2009 – BioTime, Inc. (OTCBB: BTIM) announced today that it had appointed Pedro Lichtinger to its board of directors.

Pedro Lichtinger, 55, served as an executive of Pfizer, Inc. from 1995 to 2009, including as President of Pfizer’s Global Primary Care Unit, Area President, Europe Pharmaceuticals, President, Global Animal Health, and Regional President Europe Animal Health.  Before joining Pfizer, Mr. Lichtinger was an executive of Smith Kline Beecham, last serving as Senior Vice President Europe Animal Health.  Mr. Lichtinger has had broad international and cross functional experience and holds an MBA degree from the Wharton School of Business and an Engineering degree from the National University of Mexico.

“I am truly excited with the opportunity to be a part of BioTime and be able to contribute to the advancement of one of the leading companies in stem cell research and to have the opportunity to have a significant impact on the health and quality of life of patients around the world. I have been impressed with the quality of the Board and with Michael D. West and I am delighted to join them in bringing the BioTime vision to life.”

“Mr. Lichtinger’s global experience in the pharmaceutical industry will benefit us as BioTime builds its business in the field of human embryonic stem cells and regenerative medicine,” said Michael D. West, Ph.D., BioTime’s CEO.  “We look forward to working together to grow our business in the international markets.”

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders.  BioTime develops and markets research products in the field of stem cells and regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc.  In addition to its stem cell products, BioTime has developed blood plasma volume expanders and related technology for use in surgery, emergency trauma treatment, and other applications.  BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements.  Additional information about BioTime can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for the company and its subsidiary, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

Contact:
BioTime, Inc.

Judith Segall
jsegall@biotimemail.com
510-521-3390, ext 301

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